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                                                                      Exhibit 15



May 5, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


We are aware that our report dated April 11, 2000 on our review of interim financial information of Life Technologies, Inc. (the Company) as of and for the three-month periods ended March 31, 2000 and 1999, included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Company's Registration Statements on Form S-8, Registration No. 333-28607, Registration No. 333-03773, Registration No. 33-59741, Registration No. 33-21807 and Registration No. 33-956, and the Company's Registration Statement on Form S-3, Registration No. 33-29536.



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


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